UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)

(203) 401-6450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 29, 2008, Proliance International, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, providing preliminary unaudited information with respect to the results of operations for the year ended December 31, 2007. The press release also contained other information, including an update on the status of the Southaven, Mississippi distribution facility which sustained significant damage as a result of being hit by two tornadoes on February 5, 2008 and information with respect to the Company’s credit facility.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 26, 2008, the Company entered into a letter agreement (the “Letter Agreement”) relating to its Credit and Guaranty Agreement (as amended, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, “the Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wachovia Capital Finance Corporation (New England) (“Wachovia”), as borrowing base agent.

The Letter Agreement primarily serves to set forth the parties’ agreement as to the application of certain insurance proceeds resulting from the severe tornado damage sustained by the Company’s primary distribution facility in Southaven, Mississippi, in an order and manner other than as set forth in the Agreement, due to the occurrence and continuation of certain Events of Default (as defined in the Agreement). The Letter Agreement also amended several provisions of the Agreement concerning payments and agent advances. The Letter Agreement resulted from the Company’s desire to act in its best interests to negotiate an agreement which would maximize liquidity and begin to restore its operations to normal.

The Company is currently working with the Lenders to cure or obtain waivers for the Events of Default, however, there can be no assurance that they will be cured or waivers obtained.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits-The following exhibits are filed as part of this report:

10.1	Letter Agreement dated February 26, 2008.
99.1	Press release dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: February 29, 2008	By:	/s/ Arlen F. Henock
Arlen F. Henock Executive Vice President and Chief Financial Officer